                               SCHEDULE III

                      TIS MORTGAGE INVESTMENT COMPANY
                 REAL ESTATE AND ACCUMULATED DEPRECIATION
                             DECEMBER 31, 1995
                          (DOLLARS IN THOUSANDS)
     Column A            Column B                  Column C                  Column D
                                                                               Cost
                                           Initial Cost to Company         Subsequently
                                           -----------------------         Capitalized
                                                         Buildings and    --------------
Description            Encumbrances         Land          Improvements     Improvements
- - ---------------------------------------------------------------------------------------
Shady Lane Village
Visalia, CA                    $1,387             $379            $1,725              $38

River Oaks
Hanford, CA                     6,605              905             7,096               20

Villa San Marcos
Fresno, CA                      6,056            2,549             7,459

Four Creeks Village
Visalia, CA                     6,314            1,157             7,698
- - ---------------------------------------------------------------------------------------
                              $20,362           $4,990           $23,978              $58
=======================================================================================

                            SCHEDULE III cont.

                      TIS MORTGAGE INVESTMENT COMPANY
                 REAL ESTATE AND ACCUMULATED DEPRECIATION
                             DECEMBER 31, 1995
                          (DOLLARS IN THOUSANDS)
                                      Column E                      Column F       Column G      Column H      Column I
                            Gross Amount at which Carried
                                 at Close of Period                                                            Life on
                              ------------------------                                                          which
                                     Building &                    Accumulated     Date of         Date      Depreciation
Description              Land       Improvements       Total      Depreciation   Construction    Acquired    is Computed
- - -------------------------------------------------------------------------------------------------------------------------
Shady Lane Village
Visalia, CA                   $379         $1,763         $2,142            $42      1985          1995        40 years

River Oaks
Hanford, CA                    905         $7,116         $8,021            148      1984          1995        40 years

Villa San Marcos
Fresno, CA                   2,549          7,459         10,008             93      1991          1995        40 years

Four Creeks Village
Visalia, CA                  1,157          7,698          8,855             56    1986-91         1995        40 years
- - -------------------------------------------------------------------------------------------------------------------------
                            $4,990        $24,036        $29,026           $339
 ==============================================================================